UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2025
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Grindr Inc.
(Exact name of registrant as specified in its charter)
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Commission file number 001-39714
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Delaware	92-1079067
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400 West Hollywood, California	90069
(Address of Principal Executive Offices)	(Zip Code)
(310) 776-6680
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 31, 2025, Grindr Inc. (the “Company”) announced that Chief Financial Officer Vanna Krantz has decided to transition out of the role upon the appointment of her successor.
Ms. Krantz is expected to remain an employee of the Company until March 31, 2026 (the “Resignation Date”), and will assist the Company in the search for a new Chief Financial Officer and the ultimate transition of her responsibilities. If the Company appoints a new Chief Financial Officer prior to the Resignation Date, Ms. Krantz will cease to serve as Chief Financial Officer, but she will continue to be employed by the Company and will continue to receive her existing salary and benefits until the Resignation Date.
In connection with her resignation from employment, Ms. Krantz and the Company entered into a transition agreement, dated July 28, 2025 (the “Transition Agreement”). Pursuant to the Transition Agreement, if Ms. Krantz remains employed through the Resignation Date (unless the Company and Ms. Krantz mutually agree on an earlier resignation date) and she complies with her obligations to the Company through the Resignation Date and executes a release of claims, upon her resignation date, Ms. Krantz will be entitled to (a) cash severance equal to the sum of 12 months of Ms. Krantz’s base salary, payable in the form of salary continuation over a twelve-month period, (b) a one-time cash payment equal to Ms. Krantz’s pro-rated annual bonus for fiscal year 2026, based on the target amount for such year, pro-rated based on the number of days Ms. Krantz was employed in such year, and payable in a lump sum on the date the first cash severance payment is paid pursuant to subsection (a), and (c) payment of up to 12 months of COBRA premiums. Ms. Krantz will also be eligible to receive her annual bonus for fiscal year 2025 based on the Company’s actual performance.
Vesting of any equity awards held by Ms. Krantz will continue through the Resignation Date. If Ms. Krantz remains employed through the Resignation Date (unless the Company and Ms. Krantz mutually agree on an earlier resignation date) and she complies with her obligations to the Company through the Resignation Date and executes a release of claims, Ms. Krantz will receive accelerated vesting of 82,667 restricted stock units, representing 50% of the equity awards previously granted to Ms. Krantz, that would have otherwise vested on September 26, 2026 and December 1, 2026. In addition, pursuant to a framework approved by the Compensation Committee in 2025, Ms. Krantz remains eligible to receive a fully-vested restricted stock unit award in 2026, subject to the Company’s achievement of certain financial metrics for fiscal year 2025. All other unvested equity awards held by Ms. Krantz as of the Resignation Date will be canceled and forfeited as of the Resignation Date.
The foregoing description of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Transition Agreement, which is filed as Exhibit 10.1 hereto.
Item 5.07    Submission of Matters to a Vote of Security Holders.
2025 Annual Meeting of Stockholders
On July 30, 2025, the Company held its 2025 annual meeting of stockholders (the “Annual Meeting”), at which a quorum was present. As of June 4, 2025, the record date for the Annual Meeting, 196,195,509 shares of common stock were outstanding and entitled to vote at the Annual Meeting. The following is a brief description of each matter voted on at the Annual Meeting, as well as the votes cast with respect to each matter, and if applicable, the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter can be found in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 20, 2025.
Proposal One: Election of Directors
The Company’s stockholders elected the eight persons listed below to serve on the Company’s board of directors until the Company’s 2026 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
George Arison	164,370,756	198,655	6,423,426
G. Raymond Zage, III	164,145,782	423,629	6,423,426
James Fu Bin Lu	153,981,757	10,587,654	6,423,426
J. Michael Gearon, Jr.	154,131,833	10,437,578	6,423,426
Daniel Brooks Baer	164,359,123	210,288	6,423,426
Meghan Stabler	154,310,122	10,259,289	6,423,426
Chad Cohen	164,461,301	108,110	6,423,426
Nathan Richardson	154,283,824	10,285,587	6,423,426
Proposal Two: Ratification of the Selection of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the selection by the audit committee of the Company’s board of directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The final voting results are as follows:

Votes For	Votes Against	Abstentions
170,913,433	26,036	53,368
Proposal Three: Stockholder Proposal – Policy on Freedom of Association

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,400,309	121,094,286	74,816	6,423,426
The Company’s stockholders did not approve the stockholder proposal regarding adoption of a human rights policy covering freedom of association and collective bargaining.
Item 7.01    Regulation FD Disclosure.
On July 31, 2025, the Company issued a press release announcing that Ms. Krantz’s has decided to transition out of the role of Chief Financial Officer upon the appointment of her successor and reaffirming its previously raised full-year 2025 guidance, including revenue growth of 26% or greater and Adjusted EBITDA margin of at least 43%. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The information contained in this Item 7.01 and the accompanying Exhibit 99.1 hereto is being furnished under “Item 7.01 Regulation FD Disclosure” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Transition Agreement by and between Grindr Inc. and Vandana Mehta-Krantz, dated July 28, 2025
99.1	Press release dated July 31, 2025
104	Cover Page Interactive Data File, formatted in inline XBRL (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2025

GRINDR INC.

By:

/s/ George Arison
George Arison
Chief Executive Officer